UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 15, 2012

(Date of earliest event reported)

Golub Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-174756 (Commission File Number)	27-2326940 (IRS Employer Identification Number)

150 South Wacker Drive, Suite 800, Chicago, IL (Address of principal executive offices)	60606 (Zip Code)

(312) 205-5050

 (Registrant's telephone number, including area code)

Not Applicable

 (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Set forth below are certain preliminary estimates of our financial condition and results of operations for the three months ended September 30, 2012. These estimates are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial results for the three months ended September 30, 2012. We advise you that our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for the three months ended September 30, 2012 are finalized.

Net investment income is estimated to have totaled between $0.28 and $0.31 per share for the three months ended September 30, 2012.

Net asset value as of September 30, 2012 is estimated to be between $14.57 and $14.62 per share.

We originated $113.4 million in new middle market investment commitments during the three months ended September 30, 2012. Approximately 63% of the new investment commitments were in one stop loans, 34% were senior secured loans and 3% were equity securities. Of the new investment commitments, $101.9 million funded at close. Overall, total investments in portfolio companies at fair value increased by $36.3 million during the three months ended September 30, 2012 after factoring in debt repayments and sale of an equity security.

We intend to announce final results of operations for the three months ended September 30, 2012 on November 29, 2012 before the open of the financial markets. We will host an earnings conference call on Thursday, November 29, 2012 to discuss the quarterly financial results.

The preliminary financial data included herein have been prepared by, and is the responsibility of, management. McGladrey LLP (formerly McGladrey & Pullen, LLP), our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to these preliminary estimates. Accordingly, McGladrey LLP does not express an opinion or any other form of assurance with respect thereto.

Item 7.01. Regulation FD Disclosure

On October 15, 2012, we issued a press release announcing our plans for a public offering. A copy of the press release is furnished as Exhibit 99.1 to this report pursuant to Item 7.01 and Regulation FD.

The information in this report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in this report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Golub Capital BDC, Inc. dated October 15, 2012

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

By:	/s/ Ross A. Teune
Ross A. Teune Chief Financial Officer & Treasurer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Golub Capital BDC, Inc. dated October 15, 2012